Exhibit 99.1

Energy Focus Names New Chief Financial Officer
Berchtold to Enhance Global Reach of Efficient Lighting Products

SOLON, Ohio—July 31, 2007— Energy Focus, Inc. (NASDAQ: EFOI), formerly Fiberstars, Inc. (NASDAQ: FBST), a global leader in energy efficient lighting, today announced the appointment of Nicholas G. Berchtold as Vice President of Finance and Chief Financial Officer. Mr. Berchtold brings two decades of financial and transactional experience at both large and small manufacturing and public infrastructure industries where he was responsible for multi-national operations.

“We are extremely pleased to have an executive of Nick’s caliber join our senior management team,” said John Davenport, president and CEO of Energy Focus. “His proven track record as a strong financial leader with skills to ensure fiscal responsibility and aggressively manage costs, while supporting the growth of a global technology business, will prove highly valuable to Energy Focus. His arrival is yet another link in the continued strengthening of Energy Focus’ senior management team which is keenly pursuing its goals of growing revenue, profitability and increasing shareholder value..

Prior to joining Energy Focus, Berchtold was the Division Controller for Wellman Products Group, a division of Hawk Corporation with annual revenues exceeding $200 million where he directed the finance, information technology and accounting functions. In his seven years at Wellman, Berchtold instituted a number of cost reduction programs which improved labor productivity and operating performance. Previously, Berchtold held financial positions with Olympic Steel and Caliber Systems, which was acquired by Federal Express in 2000.

Mr. Berchtold commented, “I am thrilled to be a member of the Energy Focus family and look forward to driving profitability into this business while introducing our tremendous EFO® technology to the world. I feel confident that my twelve years of financial leadership at publicly-traded companies combined with an intense passion for operational excellence will allow me to contribute to Energy Focus in a wide array of areas. Energy Focus is an exciting business with tremendous potential and I look forward to contributing to its growing success in the global marketplace.”

In his new position, Berchtold will continue the strict financial disciplines put in place by Bob Connors, who is stepping down to return to California, where he has spent most of his career. Bob was instrumental in moving Energy Focus operations from California to Solon, Ohio initiated two years ago and has played an important role in making that transition a smooth and successful one.

“We are grateful to Bob for his contributions to Energy Focus over the past nine years and, in particular, his role in completing acquisitions, facilitating financings and most recently, successfully implementing SOX 404 compliance.,” said Davenport. “We wish him the best in his future endeavors”

About Energy Focus, Inc.

Energy Focus, Inc.(NASDAQ: EFOI) is the leading supplier of fiber optic lighting and the world’s only supplier of EFO®, a lighting technology which is more efficient than conventional electric lamps. Energy Focus products are designed, manufactured and marketed for the commercial lighting, sign and swimming pool, and spa markets. Energy Focus fiber optic lighting provides energy savings, aesthetic, safety and maintenance cost benefits over conventional lighting. Customers include supermarket chains, retail stores, fast food restaurants, theme parks and casinos, hotels, swimming pool builders, spa manufacturers and many others. Company headquarters are located at 32000 Aurora Rd., Solon, OH 44139. The Company has additional offices in Pleasanton, CA, United Kingdom and Germany. For more information, see www.energyfocusinc.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the goals and business outlook for 2007 and thereafter and expected benefits of Mr. Berchtold’s service to the Company. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. Risk factors that could affect the Company’s future include, but are not limited to, a slowing of the U.S. and world economy and its effects on Energy Focus’ markets, failure to develop marketable products from new technologies, failure of EFO or other new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Energy Focus operation, delays in manufacturing of products, increased competition, other adverse sales and distribution factors and greater than anticipated costs and/or warranty expenses. For more information about potential factors which could affect Energy Focus financial results, please refer to the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2006, and its quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. Energy Focus disclaims any intention or obligation to update or revise any forward-looking statements.